Exhibit 10.77.1

AMENDMENT NO. 1

TO THE

UNIFIED GROCERS, INC.

SHELTERED SAVINGS PLAN

Unified Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of March 17, 2011, as follows:

1. The definition of “Employee” in Section 1.2 of the Plan is hereby amended in its entirety to read as follows:

“‘Employee’ shall mean every person classified by the Company as a common law employee of the Company and any Affiliated Company that has adopted the Plan with the permission of the Board of Directors. ‘Employee’ shall not include any person who is (i) employed by or through a leasing, temporary, or similar agency or company, (ii) classified by the Company as a leased employee of the Company or any such Affiliated Company, (iii) classified by the Company as an intern, or (iv) classified by the Company as an independent contractor or other status that is not a common law employee. For this purpose, a ‘leased employee’ is a person whose services are performed under the primary direction or control by the Company or any Affiliated Company on a substantially full time basis for a period of at least one year in accordance with Code Section 414(n)(2). If any person described in the preceding two sentences is determined to be a common law employee of the Company or any Affiliated Company by court decision or otherwise, such person shall nonetheless continue to be treated as not being an Employee.”

2. Section 6.9(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) The Committee may, in its sole discretion, approve or deny a hardship withdrawal request, but the Committee’s determination shall be made in accordance with uniform and nondiscriminatory standards. The Committee shall approve a hardship withdrawal only if the withdrawal is necessary to satisfy one of the following immediate and heavy financial needs:

(i) Payments of medical expenses incurred by the Participant and the Participant’s spouse, dependants, and Beneficiary, or payments necessary for those persons to obtain medical care, that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income).

(ii) Payments (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant.

(iii) Payments of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant and the Participant’s spouse, children, dependents, and Beneficiary.

(iv) Payments to prevent the Participant’s eviction from the Participant’s principal residence.

(v) Payments to prevent a foreclosure on the Participant’s mortgage of the Participant’s principal residence.

(vi) Payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child, dependent, or Beneficiary.

(vii) Expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(viii) Such other expenses that the Commissioner of the Internal Revenue Service deems to be an immediate and heavy financial need through the publication of revenue rulings, notices, and other documents of general applicability.

The amount of an immediate and heavy financial need may include any amount that is necessary to pay federal, state, or local income taxes or penalties that are reasonably anticipated to result from the distribution. If a Participant has a balance in his or her Voluntary Contribution Account that is subject to withdrawal pursuant to Section 6.10, then such Participant must withdraw the maximum allowed pursuant to Section 6.10 before a withdrawal can be made pursuant to this Section 6.9.”

* * * * *

The Company has caused this Amendment No. 1 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED GROCERS, INC.

Dated: March 17, 2011	By:	Robert M. Ling, Jr.

	Its:	Executive Vice President & General Counsel